Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Enzon Pharmaceuticals, Inc. and Subsidiaries on Form S-4 to be filed on or about January 28, 2026 of our report dated February 21, 2025, on our audits of the financial statements as of December 31, 2024 and 2023 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

January 28, 2026